UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

LEAP WIRELESS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

Pentwater Capital Management LP

Pentwater Growth Fund Ltd.

Pentwater Equity Opportunities Master Fund Ltd.

Oceana Master Fund Ltd.

LMA SPC for and on behalf of MAP 98 Segregated Portfolio

Matthew C. Halbower

Robert E. Switz

Richard R. Roscitt

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pentwater Capital Management LP, together with the other participants named in this Schedule 14A (collectively, “Pentwater”) is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of its director nominees to the board of directors of Leap Wireless International, Inc. (“Leap”) and to vote on four other proposals at Leap’s 2011 annual meeting of stockholders.  Leap stockholders should read Pentwater’s definitive proxy statement and its other publicly-filed proxy materials as they become available, because they contain important information.  Information regarding the direct and indirect interests of each participant in the solicitation of proxies by Pentwater is included in Pentwater’s proxy materials filed with the SEC.  Pentwater’s proxy materials and other SEC filings may be accessed without charge at the SEC’s website at www.sec.gov.  Pentwater’s proxy statement and GOLD proxy card are also available at www.ViewOurMaterial.com/pentwater-leap or by contacting Pentwater’s proxy solicitor, MacKenzie Partners, Inc., at its toll-free number (800) 322-2885 or at leap@mackenziepartners.com.

The attached is a revised version of the presentation that Pentwater delivered to Institutional Shareholder Services on July 6, 2011.

Leap Wireless International

Investor Presentation Regarding Leap's 2011 Annual Meeting of Stockholders

LEAP®

PENTWATER
CAPITAL MANAGEMENT LP

July 6, 2011

Table of Contents

Background to solicitation

Background to solicitation

Pentwater owns 3% of Leap's outstanding shares as part of its $1.7bn portfolio

- Pentwater has followed Leap since 2007 and observed its share price fall from over $90.00 per share in 2007 to $16.23 per share as of June 30, 2011, wiping out over $5 billion of market capitalization
- Pentwater believes that a substantial amount of the $5 billion of value destruction is a result of mismanagement by the Board of Directors and management team at Leap
- Because of this value destruction, on March 10, 2011, Pentwater nominated three directors to serve on Leap's Board of Directors
- On March 31, 2011, three weeks after Pentwater made its nominations, Leap delivered a letter to Pentwater refusing to honor Pentwater's nominations. Pentwater had discussions with Leap in an effort to resolve the matter, but the negotiations ended when Leap's offer proved far less favorable than they initially implied
- On April 1, 2011, Pentwater sent a letter to the three independent members of Leap's board (John Chapple, Ronald Kramer and William Roper) who did not have ties to Leap's Chairman, Mark Rachesky. At the time of the letter, Pentwater assumed that the independent directors did not have knowledge that Leap was intentionally attempting to disenfranchise its own shareholders by refusing to allow Leap shareholders to vote on Pentwater's nominees. The letter urged the independent directors to investigate the matter, not waste Leap's assets on litigating to keep Pentwater's slate off the ballot, and to exercise good corporate governance and allow the election to proceed (1)
- On June 17, 2011 Leap disclosed publicly that it would not allow Pentwater's slate to be voted on and that John Chapple and William Roper would be leaving Leap's board. Mr. Chapple and Mr. Roper decided not to stand for re-election after receiving Pentwater's letter, which was critical of Leap's corporate governance. Pentwater believes the loss of Mr. Chapple and Mr. Roper further weakens corporate governance at Leap
- On June 20, 2011, Pentwater filed a lawsuit in Delaware to force Leap to recognize Pentwater's nominees. Pentwater currently expects that it will not seek expedited relief before the annual meeting and that the court will rule on these matters after the meeting. Pentwater may, however, revise its litigation strategy in light of further developments in the proxy contest

(1) See Appendix A "Pentwater's Letter to Leap's 3 Independent Board Members".

Why Pentwater believes Leap has destroyed value for its stockholders

Operational Mistakes & Missteps

Inferior implementation of "all-inclusive" price plans "follow the leader mentality"

- *The "all-inclusive" price plans are offered to customers at a set price that includes regulatory fees and telecommunications taxes*
- *In an effort to maintain competitive pricing, the "all-inclusive" price plans can pressure Service Revenue EBITDA margins as operators no longer add (pass-through) regulatory fees and taxes on monthly statements billed to subscribers on the new plans*
- *Both operators faced additional margin pressure from existing customer upgrade activity in light of increased smartphone popularity*

MetroPCS	Q109	Q110
Consolidated Adjusted EBITDA / Service Revenues	27.4%	26.2%
Gross Additions(1)	1.53m	1.47m

120bps of margin compression y/y during the first full quarter of "all-inclusive" price plans (MetroPCS refers to the plan as "Wireless for All")

Leap Wireless	Q409	Q410
Adjusted OIBDA / Service Revenues	22.5%	16.8%
Gross Additions(1)	968k	759k

570bps of margin compression y/y during the first full quarter of "all-inclusive" price plans

(1) The year-over-year Gross Additions data demonstrates that the margin pressure is not a result of increased subscriber acquisition costs.

Source: The above metrics are taken from the applicable press releases filed as Exhibit 99.1 to announce results of operations and financial condition under the Current Reports on Form 8-K filed with the SEC by MetroPCS for the quarter ended March 31, 2010 and by Leap for the quarter ended December 31, 2010. For information regarding how each company calculates these non-GAAP financial measures, please see (a) pages 9 and 10 in the MetroPCS Exhibit 99.1 to Form 8-K dated May 6, 2010 and (b) pages 7, 16 and 17 in the Leap Exhibit 99.1 to Form 8-K dated February 22, 2011, which are available at http://www.sec.gov/edgar/searchedgar/companysearch.html

Operational Mistakes & Missteps

Mismanaging device inventory causing subscriber losses while competitors had gains

- *Walter Berger, Executive Vice President & CFO Q210 earnings call "we are also actively managing our working capital and we'll be making investments in inventory to support the sales with the launch of smartphones and other devices"*
- *Doug Hutcheson, President & CEO Q310 earnings call "our voice customer activity was impacted primarily by device inventory availability issues"*


Leap voice net adds (thousands)
MetroPCS net adds (thousands)
Sprint retail prepaid net adds (thousands)
500
400
300
200
100
0
-100
-200
Q210
Q310

Source: Company SEC filings

Operational Mistakes & Missteps

Emphasizing and poorly executing a faulty broadband strategy for 3 years

- *Beginning in 2008, Leap decided to emphasize Cricket Broadband and spent heavily to do so, evidenced by the number of subscriber additions through early 2010*
- *Leap is now shifting away from its broadband strategy to create room on its network to support smartphone customers*


Leap broadband net adds (thousands)
200
150
100
50
0
-50
Q208
Q308
Q408
Q109
Q209
Q309
Q409
Q110
Q210
Q310
Q410
Q111

Source: Company press releases included in SEC filings

Bloated Cost Structure

SG&A expense as a % of Service revenues

- *Leap has consistently demonstrated a bloated cost structure relative to its competitor*



Leap SG&A % of Service revenues (1)
MetroPCS SG&A % of Service revenues
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
2007
2008
2009
2010

(1) Includes both Selling and marketing expenses and General and administrative expenses.

Source: Company SEC filings

Bloated Cost Structure

SG&A expense as a % of Service revenues "apples-to-apples"

- *Because Leap includes Customer Care and Billing expense in reported SG&A and MetroPCS does not, please see the following comparison for Q111, the quarter that Leap referred to in its annual presentation and for which Leap provided a breakout for Customer Care and Billing expense of $33.7m*



Leap SG&A % of Service revenues ex-Customer Care and Billing expense
Leap Customer Care and Billing expense % of Service revenues
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
Q111



MetroPCS SG&A % of Service revenues
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
Q111

Source: Company filings

Stockholder Representation

Insulated board limits accountability to stockholders

- *Four of eight directors have significant ties to MHR, Leap's largest stockholder. Mark Rachesky is president of MHR*
- *John Harkey "was a close friend of Rachesky, served on three boards at the instance of MHR and was touted by MHR as one of its investment advisors." In re Loral Space and Communications Inc., 2008 Del. Chl. LEXIS 136, *5 (9/19/08)*
- *Michael Targoff is an investment advisor of MHR who was placed by MHR as CEO of Loral Space and Communications Inc.*
- *Rachesky, Harkey and Targoff "were all enmeshed in financially and personally advantageous relations with each other" and "were aware that MHR knew how to use its clout to get its way." Id. at *60, 71.*
- *Robert LaPenta is the CEO of L-1 Identity Solutions, Inc. of which MHR owned 7.7% as of March 31, 2011*

2006 Board	2007 Board	2008 Board	2009 Board	2010 Board	Leap's '11 Slate
Mark Rachesky (Chairman)	Mark Rachesky (Chairman)	Mark Rachesky (Chairman)	Mark Rachesky (Chairman)	Mark Rachesky (Chairman)	Mark Rachesky (Chairman)
Michael Targoff	Michael Targoff	Michael Targoff	Michael Targoff	Michael Targoff	Michael Targoff
John Harkey	John Harkey	John Harkey	John Harkey	John Harkey	John Harkey
Robert LaPenta	Robert LaPenta	Robert LaPenta	Robert LaPenta	Robert LaPenta	Robert LaPenta
Doug Hutcheson (CEO)	Doug Hutcheson (CEO)	Doug Hutcheson (CEO)	Doug Hutcheson (CEO)	Doug Hutcheson (CEO)	Doug Hutcheson (CEO)
James Dondero				Ronald Kramer	Ronald Kramer
				John Chapple	Paula Kruger
				William Roper	Mark Leavitt

On June 17, 2011 Leap disclosed for the first time that Mr. Chapple and Mr. Roper would be leaving the board. Mr. Chapple and Mr. Roper are two of the board members who do not have ties to MHR; their loss will further weaken corporate governance, in Pentwater's opinion

Stockholder Representation

These are the Board Members Leap is losing, ask yourself why they are leaving

John Chapple Served on Leap's Board since November 2009. Since October 2006, Mr. Chapple has served as the president of Hawkeye Investments LLC, a privately-owned equity firm investing primarily in telecommunications and real estate ventures. Prior to forming Hawkeye, Mr. Chapple served as president, CEO and chairman of Nextel Partners (formerly NASDAQ: NXTP) from August 1998 to June 2006, when the company was purchased by Sprint Communications for a substantial premium

William Roper, Jr. Served on Leap's Board since November 2009. Since 2008, Mr. Roper has served as president of Roper Capital Company, a privately-owned equity firm. Prior to forming Roper Capital, Mr. Roper served as president and CEO of VeriSign, Inc. (NASDAQ: VRSN) from May 2007 to June 2008, and as a member of VeriSign's board of directors from November 2003 to June 2008

According to the descriptions provided by Leap, Paula Kruger and Mark Leavitt appear to not have the same level of industry experience as John Chapple and William Roper who both served as CEOs of multi-billion dollar companies

Stockholder Representation

5% poison pill & Chairman's 19.8% ownership further insulate the Board

- Leap's Board implemented a 5% poison pill in September 2010 to protect the Company's NOLs
  - Pentwater believes that one reason the pill was put in place was to further insulate the Board against stockholder action at its 2011 annual meeting
- On June 21, 2011 Leap announced that its Board terminated its 5% poison pill effective as of June 21, 2011
  - Pentwater believes that Leap terminated its poison pill in an effort to demonstrate favorable stockholder action in light of Pentwater's nominations
- Given the 2011 annual meeting record date was set for June 3, 2011, the poison pill served its purpose of insulating the current board of directors because stockholders were restricted from owning more than 5% on the record date

Stockholder Representation

Rejection of MetroPCS's offer in September 2007

- *Leap's Board unanimously determined "your proposal is not in the best interests of Leap and our shareholders. Leap is well-positioned to take advantage of strong organic growth and strategic opportunities and your proposal would unfairly dilute the ability of our shareholders to recognize these benefits"*
- *Leap's stock currently trades at less than 21% of the offered value*
- *As of June 30, 2011, 2.75 shares of MetroPCS stock was worth **$47.33**, a value that does not include the $2.5 billion of synergies identified by MetroPCS in September 2007*


MetroPCS offered 2.75 shares of PCS stock valued at $77.89 for each share of Leap's stock
$110.0
$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
Jan-07
May-07
Sep-07
Jan-08
May-08
Sep-08
Jan-09
May-09
Sep-09
Jan-10
May-10
Sep-10
Jan-11
May-11

Identified opportunities to create stockholder value

If elected, Pentwater's nominees will seek to implement the following initiatives by encouraging Leap's management to focus on and effectively address the following opportunities and problems as described on slides 15-21:

- Prioritize growth initiatives to maximize voice subscriber penetration
- Accelerate and emphasize Leap's network capacity issue and 4G strategy
- Improve Leap's bloated cost structure through the reduction of SG&A expenses
- Introduce stockholder representation and alleviate board entrenchment

If elected, Pentwater's nominees will not have the power by themselves to cause the board to act in any particular way. In addition, if elected, Pentwater's nominees will represent a minority of the members of the board and therefore it is not guaranteed that they will have the ability to enhance stockholder value, including achieving any of the targeted goals listed above. Subject to their fiduciary duties to Leap and its stockholders under applicable law, however, Pentwater's nominees will attempt to influence their fellow directors to act in a manner that Pentwater believes is in the best interests of all stockholders. Pentwater's nominees have no plans to pursue a transaction with MetroPCS or any other similarly situated party in the near future, although a future transaction may be a means of maximizing or unlocking stockholder value.

Stockholders are cautioned that achievement of the potential future stock values provided in the following slides are not assured and are inherently uncertain.

Prioritize Growth Initiatives

Drive voice subscriber penetration of covered POPs

- *Pentwater believes driving voice subscriber penetration is the most efficient way for Leap to maximize its free cash flow*



Leap Voice Penetration of Covered POPs
MetroPCS Voice Penetration of Covered POPs
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
2008
2009
2010
Q111

Source: The above metrics are derived from the data in company SEC filings. For Leap, the voice penetration of covered POPs is calculated as follows: Voice Penetration of Covered POPs = (End of Period Customers – Broadband Customers) / End of Period Covered POPs. For "End of Period Customers" and "End of Period Covered POPs," see the Key Financial Results and Operating Metrics for the relevant periods. For Broadband Customers, see the applicable press releases filed as Exhibit 99.1 to Leap's Forms 8-K for each quarter beginning with Q2 2008. For MetroPCS, the "Penetration of Covered POPs" presented in each of its Key Consolidated Financial and Operating Metrics for the relevant periods reflects the voice penetration of covered POPs for comparison purposes because MetroPCS did not offer broadband during that time.

Network Capacity

Accelerate and emphasize network capacity issues and 4G strategy

- *Pentwater believes that Leap does not have the network capacity to sustain smartphone subscriber growth when combined with existing subscriber upgrade activity*
- *Pentwater believes that in light of reports on LightSquared's interference with GPS, LightSquared's network is at risk of not being ready by early 2012. Leap's subscriber growth or margins will ultimately suffer if Leap does not have sufficient network capacity*



Leap's Current 3G Capacity
Broadband subscribers (mm)
1.5
1.2
0.9
0.6
0.3
0
0
0.2
0.4
0.6
0.8
1
1.2
1.4
1.6
1.8
2
2.2
2.4
2.6
2.8
Smartphone/Muve subscribers (mm)

Subscriber Growth Initiatives

Achievable value from driving voice covered POPs penetration

Covered POPs (mm)	95.3
Broadband covered POPs penetration	0.6%
Voice covered POPs penetration	5.5%
+ Target voice covered POPs penetration	1.25%
+ Target broadband covered POPs penetration	-0.6%
= Target voice covered POPs penetration	6.8%
= Additional subscribers (mm)	0.61
Forward EV/subscribers (1)	$900
Achievable value (mm)	$551
Achievable value / share	$7.22

Voice Covered POPs Penetration	Forward EV / subscribers (1) $700	$900	$1,100
1.50%	$ 7.80	$ 10.02	$ 12.25
1.25%	$ 5.61	$ 7.22	$ 8.82
1.00%	$ 3.43	$ 4.41	$ 5.39

Additional Subscribers (mm)	Forward EV / subscribers (1) $700	$900	$1,100
0.85	$ 7.80	$ 10.02	$ 12.25
0.61	$ 5.61	$ 7.22	$ 8.82
0.37	$ 3.43	$ 4.41	$ 5.39


$35
$30
$25
$20
$15
$10
$5
$0
$16.23
$7.00
Current Price
Subscriber Growth Initiatives
Cost Reduction Initiatives
Achievable Price

(1) Pentwater selected the Forward EV / subscribers values to reflect the trading values of market competitors.

*See cautionary statements in slide 15.

Operational Inefficiencies

Target reduction in SG&A expenses



Leap Subscribers (mm)
MetroPCS Subscribers (mm)
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
-
2007
2008
2009
2010



Leap Employees
MetroPCS Employees
4,500
4,000
3,500
3,000
2,500
2,000
2007
2008
2009
2010

(1) The tables above reflect that Leap has substantially more employees per subscriber than its competitor MetroPCS. If elected, Pentwater's nominees will carefully examine internal Leap headcount data and will, if warranted, advocate for a reduction in the Leap workforce.

Source: Company filings

Cost Reduction Initiatives

Achievable value from cost reduction

LTM SG&A Costs (mm)	$777
Target SG&A % reduction	10.0%
Target SG&A $'s reduction (mm)	$78
Forward EV/EBITDA multiple	6.0x
Achievable value (mm)	$466
Achievable value / share	$6.10

SG&A $'s Reduction (mm)	Forward EV / EBITDA (1) 5.50x	6.00x	6.50x
$117	$ 8.39	$ 9.16	$ 9.92
$78	$ 5.60	$ 6.10	$ 6.61
$39	$ 2.80	$ 3.05	$ 3.31



$35
$30
$25
$20
$15
$10
$5
$0
$16.23
$7.00
$6.00
$29.23
Current Price
Subscriber Growth Initiatives
Cost Reduction Initiatives
Achievable Price

(1) In this table, the Target SG&A % reductions are 15%, 10% and 5%, respectively. Pentwater selected the Forward EV / EBITDA multiples to reflect the trading multiples of market competitors.

*See cautionary statements in slide 15.

Stockholder Representation

Stockholder representation is imperative given AT&T and T-Mobile consolidation

- Pro-forma AT&T will shift its customer mix more heavily towards pre-paid subscribers as a result of the transaction
- Potential further industry consolidation highlights the need for stockholder representation on the board



2011E Pre-paid market share
35%
30%
25%
20%
15%
10%
5%
0%
industry dynamics lend to further consolidation
Pro-forma AT&T
Sprint
MetroPCS
Leap
Verizon

Source: Sell-side Research

Stockholder Representation

Today's need for spectrum

- *Pentwater believes there is significant value in Leap's spectrum assets and the lack of stockholder representation puts Leap's stockholders at risk of not realizing achievable value from its assets*



Industry Forecasts of Mobile Data Traffic
Traffic Relative to 2009
50X
45X
40X
35X
30X
25X
20X
15X
10X
5X
0X
2009
2010
2011
2012
2013
2014
Cisco
Coda
Yankee Group
Average

Source: Federal Communications Commission, OBI Technical Paper NO. 6 Mobile Broadband: The Benefits of Additional Spectrum – October 2010

Pentwater's nominees for the Leap Wireless Board

Pentwater's nominees for the Leap Wireless Board

- *Robert E. Switz, Age 64.* Mr. Switz served as President and Chief Executive Officer of ADC Telecommunications, Inc., a supplier of broadband network equipment and software, from August 2003 until December 2010, when Tyco Electronics Ltd. acquired ADC. From 1994 until August 2003, he served in various senior management positions at ADC, including Chief Financial Officer, Executive Vice President and Senior Vice President. Mr. Switz was appointed a director of ADC in August 2003 and was appointed Chairman of the Board in June 2008. Given his expertise in finance and accounting, Mr. Switz is an Audit Committee financial expert. Mr. Switz also brings considerable directorial and governance experience, as he currently serves on the boards of directors of both Broadcom Corporation and Micron Technology, Inc.

- *Richard R. Roscitt, Age 59.*(1) Mr. Roscitt served as Chairman and Chief Executive Officer of SMobile Systems, Inc., a software company focused solely on smart phone and tablet security solutions for the enterprise, service provider and consumer markets, from August 2007 until January 2010. In July 2010, SMoble was acquired by Juniper Networks, Inc. From August 2003 until March 2004, Mr. Roscitt served as President and Chief Operating Officer of MCI and led MCI out of its bankruptcy and corporate governance crisis. He served as President, Chief Executive Officer and Chairman of ADC Telecommunications Inc. from February 2001 until August 2003

- *Matthew C. Halbower, Age 42.* Mr. Halbower founded Pentwater Capital Management LP, an investment management firm, in early 2007 and has served as its Chief Executive Officer, Chief Investment Officer and Portfolio Manager since it formally launched its first fund on October 1, 2007. Mr. Halbower graduated from the Massachusetts Institute of Technology in 1991 with a B.S. degree in electrical engineering and from Harvard Law School in 1994. Mr. Halbower's extensive investment experience in wireless companies will enable him to understand Leap's business and the strategic opportunities available to Leap

(1) On May 20, 2011, a defined benefit plan over which Mr. Roscitt has sole voting and investment control purchased 3,500 shares of Leap stock at a price of $16.00 per share ($56,010 in total) pursuant to a below market order for Leap stock that was triggered on that date. Mr. Roscitt did not discover that the order had been triggered until after Pentwater filed its definitive proxy statement on July 5, 2011, so the foregoing information was inadvertently omitted from the proxy statement.

Contacts

MacKenzie Partners, Inc.

*If you have any questions, require assistance in voting your **GOLD** proxy card, or need additional copies of Pentwater's proxy materials, please call MacKenzie Partners, Inc. at the phone numbers or email listed below.*

MACKENZIE PARTNERS, INC.

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
leap@mackenziepartners.com
or
CALL TOLL FREE (800) 322-2885

Appendix A – Pentwater's Letter to Leap's 3 Independent Board Members

Pentwater's Letter to 3 Independent Board Members

April 1, 2011

PENTWATER
CAPITAL MANAGEMENT LP

April 1, 2011

Dear Mr. Chapple, Kramer and Roper:

I write to you, the three newest members of the Leap Wireless Board of Directors, and hope that you will share this letter with the full Board.

I assume that you have seen that Pentwater, an owner of just under 5% of Leap's shares outstanding, nominated three nominees to the Board for the next annual meeting. I am the CEO of Pentwater and am one of the nominees. If elected, I look forward to working with you and the rest of the members of the Board to strengthen the Leap franchise and to deliver shareholder value for the benefit of all Leap shareholders.

I am concerned that members of Leap's Board might not have been informed of certain actions taken on Thursday, March 31st by Leap's management team. Specifically, three weeks after receiving Pentwater's nominations, Leap wrote to Pentwater refusing to accept Pentwater's nominations for the next annual meeting. It is one thing to vigorously contest an election; it is quite another to disenfranchise all of Leap's shareholders and deny them the right to vote on Pentwater's nominees. Obviously we can all agree that disenfranchising Leap's shareholders and denying them the right to vote for directors is neither legally nor morally correct and certainly not the type of corporate governance behavior that I want Leap to be known for going forward. In fact, management's most recent actions to disqualify Pentwater's candidates are a continuation of the type of intransigent behavior that led Pentwater to nominate three directors in the first place.

Pentwater's Letter to 3 Independent Board Members

April 1, 2011

I hope that in making you aware of the above that you and the rest of the Board will exercise your fiduciary duties appropriately and allow the shareholders to choose their Board through a competitive election. If you and the Board refuse to allow Pentwater's slate to be voted upon at the next election, you will add to the perception that Board entrenchment at Leap is a higher priority than proper corporate governance. If Leap does not allow Pentwater's nominees to be voted upon, Pentwater will institute a declaratory judgment action in Delaware to insure that shareholders will have the opportunity to vote for or against the Pentwater slate. This will simply result in Leap spending money on lawyers and legal fees rather than investing in the future growth of the business.

Leap shareholders deserve to know the character and motivations of their Board members. I hope that you and the full Board exercise your fiduciary duties and stand for allowing shareholders the right to choose their company's directors at the next annual meeting. I look forward to your reply.

Regards,

Matthew C. Halbower

Appendix B – Relative Valuation

Relative Valuation

Value per POP multiplier

Value per POP multiplier	
PCS $'s / MHz-POP	$ 0.75
/ Leap $'s / MHz-POP	$ 0.50
= Value per POP "VPP" multiplier	1.5x

Current Value per covered POP	
Leap EV	3,802
/ Leap covered POPs	95
= Leap EV / covered POPs	$40
PCS EV	8,843
/ PCS covered POPs	99
= PCS EV / covered POPs	$90

Implied achievable value creation	
PCS EV / covered POPs	$90
/ Value per POP "VPP" multiplier	1.5x
= Achievable Leap EV / covered POPs	$60
- Leap EV / covered POPs	$40
= Total Achievable expansion	$20
x Leap's covered POPs	95
= Total Achievable value creation	1,892
/ Leap Shares outstanding	76.4
= Achievable value creation per share	$24.77
Implied share price	$41.00

(1) Net debt as of March 31, 2011.
(2) Leap issued $400m of unsecured debt on 5/23/11, proceeds were used for working capital and other GCP's.
(3) MetroPCS issued $1,000m of secured debt on 5/10/11, proceeds were used to refinance ~$537m of existing debt and for GCP's.

Relative Valuation

EV / Service Revenues

MetroPCS EV / Service Revenues	
PCS EV	8,843
/ PCS LTM Service Revenues	3,887
= PCS EV / LTM Service Revenues	2.3x

Leap EV / Service Revenues	
Leap EV	3,802
/ Leap LTM Service Revenues	2,546
= Leap EV / LTM Service Revenues	1.5x

Implied achievable value creation	
PCS EV / LTM Service Revenues	2.3x
- Leap EV / LTM Service Revenues	1.5x
= Total Achievable expansion	0.8x
x Leap LTM Service Revenues	2,546
= Total Achievable value creation	1,992
/ Leap Shares outstanding	76.4
= Achievable value creation per share	$26.08

Implied share price	$42.31

(1) Net debt as of March 31, 2011.
(2) Leap issued $400m of unsecured debt on 5/23/11, proceeds were used for working capital and other GCP's.
(3) MetroPCS issued $1,000m of secured debt on 5/10/11, proceeds were used to refinance ~$537m of existing debt and for GCP's.

Relative Valuation

EV / subscribers

MetroPCS EV / subscribers	
PCS EV	8,843
/ PCS subscribers	8.9
= PCS EV / subscribers	$996

Leap EV / subscribers	
Leap EV	3,802
/ Leap subscribers	5.8
= Leap EV / subscribers	$650

Implied achievable value creation	
PCS EV / subscribers	$996
- Leap EV / subscribers	$650
= Total Achievable expansion	$346
x Leap subscribers	5.8
= Total Achievable value creation	2,022
/ Leap Shares outstanding	76.4
= Achievable value creation per share	$26.47
Implied share price	$42.70

(1) Net debt as of March 31, 2011.
(2) Leap issued $400m of unsecured debt on 5/23/11, proceeds were used for working capital and other GCP's.
(3) MetroPCS issued $1,000m of secured debt on 5/10/11, proceeds were used to refinance ~$537m of existing debt and for GCP's.

Disclosure Statement

This presentation is for general informational purposes only and is not intended for distribution to or use by any person or entity in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. The views expressed herein represent the opinions of Pentwater, whose analysis is based on publicly available information. Certain financial information and data used herein have been derived or obtained from filings made with the SEC or from other sources Pentwater believes are reliable.

Pentwater has not sought or obtained consent from any third party to use the previously published information as proxy soliciting material. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. No representation or warranty is made that data or information, whether derived or obtained from filings made with the SEC or from any third party, are accurate.

This presentation does not recommend the purchase or sale of any security nor is it an offer to buy any security. Furthermore, this presentation is not intended to be, nor should it be construed or used as, investment, tax or legal advice. No representation or warranty is made that Pentwater's initiatives will or are likely to be achieved. Pentwater has, and may in the future, buy, sell or change the form of its position in Leap for any or no reason whatsoever.

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Leap stockholders should read Pentwater's definitive proxy statement and its other publicly-filed proxy materials as they become available, because they contain important information. Information regarding the direct and indirect interests of Pentwater and each other participant in the solicitation of proxies by Pentwater are included in Pentwater's proxy materials filed with the SEC. Pentwater's proxy materials and other SEC filings may be accessed without charge at the SEC's website at www.sec.gov. Pentwater's proxy statement and GOLD proxy card are also available at www.ViewOurMaterial.com/pentwater-leap or by contacting Pentwater's proxy solicitor, MacKenzie Partners, Inc., at its toll-free number (800) 322-2885 or at leap@mackenziepartners.com.